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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): July 26, 2006 (July 20, 2006)


                        Ace Marketing & Promotions, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

                                    New York
                                    --------
            (State or jurisdiction of incorporation or organization)

                                    000-51160
                                    ---------
                            (Commission File Number)

                                   11-3427886
                                   ----------
                     (I.R.S. Employer Identification Number)

                  457 Rockaway Avenue, Valley Stream, NY 11582
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               (Address of principal executive offices (Zip Code)

                  Registrant's telephone number: (516) 256-7766

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))


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Item 3.02 Unregistered Sales of Equity Securities.

         The Registrant has a plan of financing to sell shares of its unregistered Common Stock at $1.75 per share and to issue Warrants also exercisable at $1.75 per share. This financing is ongoing through a licensed broker/dealer who is a member of the National Association of Securities Dealers, Inc. To date, the Company has raised $341,250 and issued 195,000 shares of Common Stock and Warrants to purchase 97,500 shares of its Common Stock, exclusive of shares of Common Stock and Warrants to be issued to the Placement Agent. Exemption from registration is claimed under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The aforementioned securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The securities being sold pursuant to the plan of financing contain certain registration rights. .


                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          ACE MARKETING & PROMOTIONS, INC.

Dated:  July 26, 2006                     By: /s/ Dean L. Julia
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                                          Dean L. Julia, Chief Executive Officer